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                                                                     EXHIBIT 5.1

                                  July 27, 2001

LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, CA  95035

                     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 27, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 5,000,000 shares of your Common Stock (the "Shares"), reserved for issuance under the LSI Logic Corporation 1991 Equity Incentive Plan, Amended and Restated (the "Plan"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plan and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plan and the sale and issuance of the Shares pursuant to the Plan.

         In our opinion, the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Securities Act with respect to the Registration Statement.

                                       Very truly yours,


                                       /s/ WILSON SONISINI GOODRICH & ROSATI

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation